DEVELOPMENT FINANCING AGREEMENT

      THIS AGREEMENT, made and entered into effective as of this 1st day of May, 1998, by and between Tumbleweed, LLC (hereinafter referred to as "Lessee"), whose address is 1900 Mellwood Avenue, Louisville, Kentucky, and AEI Real Estate Fund XVIII Limited Partnership, whose principal business address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 (hereinafter collectively referred to as "Lessor") .


W I T N E S S E T H, that:

      WHEREAS,  Lessee  is contemplating building  the  following
Improvements on the premises described in Exhibit "A" attached hereto :

         Construction  of  an  approximately  5,500  square  foot
   building   and  improvements  to  be  used  as  a   Tumbleweed
   Restaurant.

   WHEREAS, Lessee has made application to Lessor for development financing to defray the costs of constructing such Improvements;

     WHEREAS, Lessor's Assignor has issued to Lessee its Development Financing and Leasing Commitment to advance funds in the amount hereinafter specified, subject to compliance with the terms and conditions of this Development Financing Agreement and the Net Lease Agreement (the "Lease") of even date herewith;

    NOW, THEREFORE, in consideration of entering into the Lease and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                           ARTICLE I
                          DEFINITIONS

   For purposes of this Agreement, the following terms shall have the following meanings:

        1.                     "Application" shall mean  Lessee's
   application to the Lessor for the Development Financing the terms and conditions of which are incorporated herein by reference.

        2.                     "Architect's Contract" shall  mean
   Lessee's contract with the Project Architect.

        3.                     "Commitment" shall  mean  Lessor's
   Commitment  to  Lessee  agreeing to  provide  the  Development
   Financing.    (The   "Development   Financing   and    Leasing
   Commitment" dated of even date herewith.)

      4.                   "Completion Date" shall mean midnight,
November 15, 1998, subject to Force Majeure, as defined herein.

      5.                    "Construction Costs" shall mean  land
costs, all costs paid to construct and complete the Improvements, as specified on Exhibit "B" attached hereto and made a part hereof.

     6.                   "Construction Contracts" shall mean the
contracts between Lessee and Contractors for the furnishing of labor, services or materials to the Leased Premises in connection with the construction of the Improvements.

      7.                    "Contractors" shall mean those  firms
directly engaged by Lessee to construct the Improvements, whether one or more.

      8.                    "Contract Documents" shall  mean  the
Project Architect's Contract, Plans and Specifications and the contract with the Contractor.

      9. "Development Financing" shall mean the funds to be made available pursuant to the Commitment and not to exceed the lesser of the Construction Costs or the maximum loan amount of One Million Four Hundred Ninety Thousand Dollars ($ 1,490,000) as specified in the Commitment.

      10. "Development Financing and Carrying Charges" shall mean all fees, taxes and charges incurred under the Development Financing and in the construction of the Improvements including, but not limited to, non-refundable commitment fees; interest charges, service and inspection fees, attorney's fees, title insurance fees and charges, recording fees and insurance premiums.

     11. "Development Financing Documents" shall mean this Agreement, the Lease, Assignment of Architects and Construction Contracts, Guarantees, and such other documents given to the Lessor as security for the Development Financing.

      12. "LTIC-CDD" shall mean Lawyers Title Insurance Corporation, Construction Disbursement Department, the nationally recognized title insurer, or Lessor's in-house designee, to be LTIC-CDD under the Development Financing Disbursement Agreement executed by and between the parties of even date herewith.

      13.                   "Final Disbursement Date" shall  mean
the date of the final disbursement of the Development Financing provided hereunder.

       14.                    "Improvements"   shall   mean   the
structures and other improvements to be constructed on the Leased
Premises in accordance with the Plans and Specifications.

      15.                   "Initial Disbursed Funds" shall  mean
those funds disbursed on the Closing Date for land acquisition and related soft costs upon Lessor's acquisition of the Leased
Premises.

      16. "Inspecting Architect" shall mean the architect, if any, hired by Lessor to perform inspections of the premises. An Inspecting Architect may only be engaged by Lessor in the event of a default relating to construction of the Improvements under the Development Financing Documents.

      17.                   "Leased Premises" shall mean the real
property described in the Exhibit "A" attached to this Agreement, together with all Improvements, equipment and fixtures thereon.

      18.                   "Lessee Equity" shall mean the  final
Construction Costs less the amount of the Development Financing.

      19.                   "Plans and Specifications" shall mean
the plans and specifications prepared by the Project Architect who shall be licensed in the jurisdiction of the Leased Premises and selected by Lessee.

      20.                   "Project" shall mean the construction
of the Improvements on the Leased Premises.

      21.                   "Project  Architect" shall  mean  the
architect retained by Lessee to design and supervise construction of the Improvements.

     22.                  "Rental Modification Date" shall mean a
date one hundred and twenty days (120) from the date hereof.

      23.                   "Sub-Contractors"  shall  mean  those
persons furnishing labor or materials for the Project pursuant to the Sub-Contracts.

       24.                    "Sub-Contracts"  shall   mean   the
contracts   between  the  Contractor  and  its  materialmen   and
mechanics in the furnishing of labor or materials for the Project.

       25.                   "Title"  shall  mean  Lawyers  Title
Insurance Corporation issuing the Lessor's fee owner's title insurance policy.

                           ARTICLE II
                   THE DEVELOPMENT FINANCING

    Subject to compliance with the provisions of this Agreement, Lessor agrees to advance to Lessee, and Lessee agrees to request from Lessor, the Development Financing. The Development Financing shall be advanced in stages by Lessor to LTIC-CDD and disbursed by LTIC-CDD pursuant to the provisions of Article VIII hereof. The Development Financing, or so much thereof as has been advanced hereunder, shall bear interest at the rate and shall be repaid in accordance with the terms hereof and the Lease. The proceeds of the Development Financing shall be used exclusively for the purposes of defraying Construction Costs.

                          ARTICLE III


                              N/A


                           ARTICLE IV
                  CONSTRUCTION OF IMPROVEMENTS

   Lessee agrees to commence construction of the Improvements within
thirty  (30)  days  from  the  date  of  this  Agreement.   After
commencement of construction of any Improvements, Lessee agrees to diligently pursue said construction to completion, and to supply such moneys and to perform such duties as may be necessary to complete the construction of said Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of this Agreement and the Development Financing Documents, all of which shall be accomplished on or before the Completion Date, subject to Force Majeure and without liens, claims or assessments (actual or contingent) asserted against the Leased Premises for any material, labor or other items furnished in connection therewith, subject to Lessee's right to contest such liens, claims, or assessments provided the same are removed as a lien upon the Leased Premises prior to foreclosure of such lien, and all in full compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental jurisdiction. Lessee will provide to Lessor, upon request, evidence of satisfactory compliance with all the above requirements.

                           ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE LESSEE

Lessee hereby represents and warrants to the Lessor, which representations and warranties shall be deemed to be restated by Lessee each time Lessor makes an advance of the Development
Financing, that:

1.  VALIDITY OF DEVELOPMENT FINANCING DOCUMENTS - The Development
Financing Documents are in all respects legal, valid and binding according to their terms.

2. NO PRIOR LIEN ON FIXTURES - No mortgage, bill of sale, security
agreement,   financing  statement,  or  other   title   retention
agreement (except those executed in favor of Lessor) has been, or will be, executed with respect to any fixture (except Lessee's trade fixtures not financed with this Development Financing) used in conjunction with the construction, operation or maintenance of the improvements.

3.  CONFLICTING TRANSACTION OF LESSEE - The consummation  of  the transactions hereby contemplated and the performance of the obligations of Lessee under and by virtue of the Development Financing Documents will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement, or other instrument to which Lessee is a party or by which it may be bound or affected, the breach of which would materially affect Lessee's ability to perform its obligations hereunder.

4. PENDING LITIGATION - There are no actions, suits or proceedings pending, or to the knowledge of Lessee threatened, against or affecting it or the Leased Premises, or involving the validity or enforceability of any of the Development Financing Documents, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings that are fully covered by
insurance   or   which,   if  adversely  determined   would   not
substantially impair the ability of Lessee to perform each and every one of its obligations under and by virtue of the Development Financing Documents; and to the Lessee's knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

5. VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS - To the best knowledge of Lessee, there are no violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the State in which the Leased Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Leased Premises, which violations in any way have a material adverse affect on the Leased Premises and which remain uncured after notice by such governmental authority or department (if notice is required) and the expiration of the time within which Lessee may cure such violation, or if no time limitation is specified, within a reasonable time after notice to cure such violation .

6. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - To the best
knowledge   of   Lessee,   the  Plans  and   Specifications   and
construction pursuant thereto and the use of the Leased Premises contemplated thereby comply and will comply with all present
governmental  laws  and  regulations  and  requirements,   zoning
ordinances, standards, and regulations of all governmental bodies exercising jurisdiction over the Leased Premises. Lessee agrees to provide the Project Architect's certification to such effect prior to the funding of the first disbursement under the Development Financing.

7. LESSEE'S STATUS AND AUTHORITY - If the Lessee be a corporation,
limited  liability  company,  trust  or  a  partnership,   Lessee
warrants and represents that (i) it is duly organized, existing and in good standing under the laws of the state in which it is incorporated or created; (ii) it is duly qualified to do business and is in good standing in the state in which the Leased Premises are located; (iii) it has the corporate or other power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Agreement and the Development Financing Documents; and (iv) the execution and delivery of this Agreement and the Development Financing Documents and the performance and observance of the provisions hereof and thereof have been (or future acts will be) duly authorized by all necessary trust, partnership, or corporate
actions   of  Lessee.   Lessee  will  furnish  such  resolutions,
affidavits and opinions of counsel to such effect as Lessor may reasonably require.

8. AVAILABILITY OF UTILITIES - All utility services necessary for the construction of the Improvements will be available prior to the commencement of construction, and all utility services necessary for the proper operation of the Improvements for their intended purposes are available at the Leased Premises or will be available at the Leased Premises prior to the Final Disbursement Date, at commercially comparable utility rates and hook-up charges for the vicinity, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities. Lessee shall furnish evidence of such availability of utilities from time to time at Lessor's request.

9. BUILDING PERMITS - All building permits required for the construction of the Improvements have been obtained prior to the commencement of the construction of the Improvements and copies of same will be delivered to Lessor.

10.CONDITION OF LEASED PREMISES - The Leased Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, nor to the best of Lessee's knowledge, subject to any action in eminent domain.

11.APPROVAL OF PLANS AND SPECIFICATIONS - To the best knowledge of Lessee in reliance upon the Project Architect's certification to
such  effect,  the  Plans  and  Specifications  conform  to   the
requirements and conditions set out by applicable law or any effective restrictive covenant, to all governmental authorities which exercise jurisdiction over the Leased Premises or the construction thereon, and no construction will be commenced upon the Leased Premises until said Plans and Specifications shall have been approved by Lessor, which consent shall not be unreasonably withheld or delayed and shall be given or withheld within ten business days after written request therefor. Subject to Article VI, paragraph 14, no material changes are to be made in the Plans and Specifications as approved without Lessor's prior consent, which consent shall not be unreasonably withheld or delayed and shall be given or withheld within ten business days after written request therefor; except, after prior written notice to Lessor, provided the Development Financing shall remain in balance as set forth in Article VII, paragraph 3 herein, Lessor shall consent to reallocation among line items or use of the Construction Contingency in the aggregate of not more than the amount budgeted as set forth on Exhibit B for Construction Contingency, unless Lessee shall deposit Owner Equity with LTIC-CDD in the amount of such excess over the budgeted amount.

12.CONSTRUCTION CONTRACTS - Lessee has entered into contracts with the Contractors or separate contracts with materialmen and laborers providing for the construction of the Improvements. Lessee will cause the Contractors to promptly furnish Lessor with the complete list of all Sub-contractors or entities as and when under contract, which Contractors propose to engage to furnish labor and/or materials in constructing the Improvements (such list containing the names, addresses, and amounts of such sub-contracts as written in excess individually of $5,000, and prior
to   disbursement  of  funds  to  or  for  the  benefit  of  such
Subcontractors, affidavits of authorized signatory and other documents commercially reasonably required by Title to insure that the Leased Premises remain lien free) and will from time to time furnish Lessor or Title with true copies of all Contracts entered into by Lessee and with the terms of all verbal agreements therefor, if any, and as to subcontractors, letters signed by sub-contractors whose contracts are in excess of $5,000 setting forth the present amount of their contract and the amounts remaining to be paid under that contract, if the same information is not stated on a lien waiver reflecting the most currently requested payment to such subcontractor.

13.BROKERAGE COMMISSIONS - No brokerage commissions are due in connection with the transaction contemplated hereby or if there are commissions due or payable the same will be paid by Lessee. Lessee agrees to and shall indemnify Lessor from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Development Financing and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

14.NO PRIOR WORK - Except as may have been permitted by Lessor, no work or construction has been commenced or will be commenced by or on behalf of Lessee on the Leased Premises, nor has Lessee entered into any contracts or agreements for such work or construction which could result in the imposition of a mechanic's or materialmen's lien on the Leased Premises or the Improvements prior to or on parity with the interest of Lessor.

15.ENVIRONMENTAL IMPACT STATEMENT - All required environmental impact statements as required by any governmental authority having jurisdiction over the Leased Premises or the construction of the Improvements have been duly filed and approved.

16.ACCESS - The Leased Premises front on a publicly maintained road or street or have access to such a road or street under an easement or private way, which is not subject to a reversion in favor of any party.

17.FINANCIAL INFORMATION - Any financial statements heretofore delivered to Lessor are true and correct in all respects, have been prepared in accordance with generally accepted accounting practice, and fairly present the respective financial conditions of the subject thereof as of the respective dates thereof and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

18. NOTICE OF COMMENCMENT\FURNISHING - To provided Lessor prior to the initial request for a Disbursement, with a copy of the Notice of Commencement and any amendments thereto prepared in accordance with Ohio Revised Code Section 1311.04 and to be recorded with the Franklin County Recorder's Office. Lessee represents and warrants that a Notice of Commencement has not been and will not be recorded prior to the recording of the Deed transferring title
to  the  Leased Premises to Lessor.   Lessee shall post and  keep
posted the Notice of Commencement and all amendments thereto in a
conspicuous   place  on  the  Premises  during  the   course   of
construction of the Project. Lessee further represents and warrants to timely comply with all provisions of Ohio Revised Code Section 1311.04 and failure to do so shall be deemed an
Event  of  Default  as  defined under the  Lease.   Lessee  shall
provide Lessor with a copy of each Notice of Furnishing (as defined in Ohio Revised Code Section 1311.05) received by Lessee during the course of construction of any Improvements on the Leased Premises.

                           ARTICLE VI
                      COVENANTS OF LESSEE

Lessee hereby covenants and agrees with Lessor as follows:

1. SURVEYS - Prior to execution of any Development Financing Documents and prior to the initial request for a Disbursement (as defined in Article VIII hereof), Lessee has furnished to Lessor three copies of a current perimeter land survey, in form and substance satisfactory to Lessor, certified to Lessor, giving a description of the Leased Premises and showing all encroachments onto or from the Leased Premises, currently certified by a registered surveyor and bearing his registry number and showing access rights, easements, or utilities, rights of way, all setback requirements upon the Leased Premises, improvements, matters affecting title and such other items as Lessor may reasonably request.

2. TITLE INSURANCE - Prior to the initial request for Disbursement the Lessee has furnished Lessor with an ALTA policy of title insurance, and prior to any subsequent request for Disbursement such ALTA policy of title insurance shall be brought down to the date of Disbursement by endorsement, all in form and substance satisfactory to Lessor issued at the Lessee's expense and written by Title insuring the Leased Premises to be marketable, free from exceptions for mechanic's and materialmen's liens and free from other exceptions not previously approved by the Lessor, naming Lessor as fee owner insured to the extent of advances made hereunder subject only to such exceptions as may be reasonably approved by Lessor.

3. RESTRICTIONS ON CONVEYANCE OR SECONDARY FINANCING - Lessee will not transfer, sell, convey or encumber the Leased Premises or subject the Leased Premises to any secondary financing in any way without the written consent of the Lessor, except as permitted in
Article V, paragraph 2 relating to trade fixture financing sources or suppliers.

4. INSURANCE - To obtain or cause Contractor to obtain and maintain such insurance or evidence of insurance as Lessor may reasonably require, including but not limited to the following:

      (a) BUILDER'S RISK INSURANCE - Builder's Risk Insurance written on the so-called "Builder's Risk-Completed Value Basis" in an amount equal to the full replacement cost of the Improvements at the date of completion with coverage available on the so-called multiple peril form of policy, including coverage against collapse and water damage, naming Lessor as additional named insured, such insurance to be in such amounts and form and written by such companies as shall be reasonably approved by Lessor, and the originals of such policies (together with appropriate endorsement thereto, evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lessor ten (10) days' prior written notice of any intention to cancel) shall be promptly delivered to Lessor, said insurance coverage to be kept in full force and effect at all times until the completion of construction of the Improvements.

      (b) HAZARD INSURANCE - Fire and Extended Coverage Insurance, and such other hazard insurance as Lessor may require and as called for in the Lease in an amount equal to the full replacement cost of the Improvements naming Lessor as an additional named insured, such insurance to be in such amounts and form and written by such companies as shall be reasonably approved by Lessor, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurer or insurers therein to give Lessor ten (10) days' prior written notice of any intention to cancel) shall be promptly obtained and delivered to Lessor immediately upon completion of the construction of the Improvements and before any portion is occupied by Lessee or any tenant of Lessee with such insurance to be kept in full force and effect at all times thereafter.

     (c) PUBLIC LIABILITY - Comprehensive public liability insurance (including operations, contingent liability operations, operations of sub- contractors, completed operations and contractual liability insurance) in limits of coverage as set forth in the Lease.

      (d)                   WORKMEN'S  COMPENSATION  INSURANCE  -
Evidence of compliance with the required coverage under statutory workmen's compensation requirements.

5. COLLECTION OF INSURANCE PROCEEDS - To cooperate with Lessor in obtaining for Lessor the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of the Lessee to Lessor incurred hereunder (including the payment by Lessee of the expense of an independent appraisal on behalf of Lessor in case of a fire or other casualty affecting the Leased Premises).

6. APPLICATION OF DEVELOPMENT FINANCING PROCEEDS - To use the proceeds of the Development Financing solely for the purpose of paying for Construction Costs and such incidental costs relative to the construction as may be reasonably approved from time to time in writing by Lessor, and in no event to use any of the Development Financing proceeds for personal, corporate or other purposes.

7. EXPENSES - To pay all costs of closing the Development Financing and all expenses of Lessor with respect thereto, including, but not limited to, legal fees by Lessor's counsel and all other
reasonable  attorney's  fees  (limited  as  set  forth   in   the
Commitment), costs of title insurance, transfer taxes, license and permit fees, recording expenses, surveys, intangible taxes, appraisal fees, Inspecting Architect fees, expenses of retaking possession upon default by Lessee hereunder or other costs of enforcement (including reasonable attorney's fees) and similar items.

8. LAWS, ORDINANCES AND ETC. - To comply promptly with any law, ordinance, order, rule or regulation of all authorities exercising jurisdiction over the Leased Premises or the construction thereon, including appropriate supervising boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Project.

9. RIGHT OF LESSOR TO INSPECT LEASED PREMISES - Upon 48 hours notice, except in cases which Lessor reasonably deems to be an emergency, in which event upon reasonable notice under the circumstances, to permit Lessor and Title and their representatives and agents to enter upon the Leased Premises and to inspect the Improvements and all materials to be used in construction thereof and to cooperate and cause Contractor to cooperate with Lessor or Title and their representatives and agents during such inspections, provided that such is accomplished without interrupting the construction process. Provided, further, however, that this provision shall not be deemed to impose upon Lessor or Title any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any person with respect thereto.

10. BOOKS AND RECORDS - To set up and maintain accurate and complete books, accounts and records pertaining to the Project including the working drawings in a manner reasonably acceptable to Lessor. The Lessor, Title and Inspecting Architect shall have the right at all reasonable times and upon reasonable prior notice to inspect, examine and copy all books and records of Lessee relating to the Project, and to enter and have free access to the Leased Premises and Improvements and to inspect all work done, labor performed and material furnished in or about the Project, provided that such is accomplished without interrupting the
construction  process.   Notwithstanding  the  foregoing,  Lessee
shall   be   responsible  for  making  inspections  as   to   the
Improvements  during  the  course  of  construction   and   shall
determine to its own satisfaction that the work done or materials supplied by the Contractors and all Subcontractors has been properly supplied or done in accordance with the applicable contracts. Lessee will hold Lessor and Title harmless from and Lessor and Title shall have and have no liability or obligation of any kind to Lessee or creditors of Lessee in connection with any defective, improper or inadequate workmanship or materials brought in or related to the Improvements or the Leased Premises, or  any  mechanic's liens arising as a result of such workmanship
or  materials.   Upon Lessor's request, Lessee shall  replace  or
cause to be replaced any such work or material found to be materially deficient by the Project Architect or Independent
Architect.   Lessor shall cooperate with Lessee in obtaining  any
rights under any applicable warranties to accomplish such work. Any inspections made by Inspecting Architect, Title or Lessor are for the sole benefit of Lessor and neither Lessee nor any creditor, tenant or vendee of Lessee shall be entitled to rely on
such  inspection.   Lessee  shall obtain  for  Lessor  coincident
rights to rely upon any warranties obtain by Lessee from its Contractors or subcontractors.

11.CORRECTION OF DEFECTS - To promptly correct any structural defects in the Improvements or any material departure from the Plans and Specifications not previously approved by Lessor. The advance of any Development Financing proceeds shall not constitute a waiver of Lessor's right to require compliance with this covenant.

12.SIGN REGARDING DEVELOPMENT FINANCING - To allow Lessor to erect and maintain at a suitable site on the Leased Premises, at a location to be chosen by Lessee in its reasonable discretion, a sign indicating that Development Financing is being provided by Lessor, to the extent permitted by law or private covenant, condition, or agreement affecting the Project.

13.ADDITIONAL DOCUMENTS - To furnish to Lessor all instruments, documents, initial surveys, footing or foundation surveys, if conducted, certificates, plans and specifications, appraisals, financial statements, title and other insurance reports and agreements and each and every other document and instrument required to be furnished by the terms hereof, all at Lessee's expense; to assign and deliver to Lessor such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the Leased Premises, as Lessor may require; and to do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the intents and purposes of this Agreement, the Lease, or the Commitment, as Lessor shall reasonably require from time to time.

14.ARCHITECTS AND CONSTRUCTION CONTRACTS - To commit no default nor knowingly permit a default under the terms of the Architects or Construction Contracts; To waive none nor knowingly permit a waiver of the obligations of the parties thereunder; To do no act
which   would   relieve  such  parties  from  their   obligations
thereunder; To make no amendments to such contracts, without the prior written consent of Lessor; To enter into no change orders or extras that cause a reallocation among budgeted line items, or that in the aggregate or singularly result in a net increase in excess of 10% of the original contract amount without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Lessor shall be given written notice and copies of all change orders; provided, further, however, with written notice to Lessor prior to any request for funds subsequent to any such change order or reallocation, the Lessee shall be allowed to enter into any change  order  or  extra which is accounted for  by  use  of  any
reallocation   among   line  items  or  any  remaining   budgeted
Contingency line item, or if the same has been exhausted, Lessee shall be allowed increases in the original contract amount without Lessor's consent if Lessee has, upon the execution of said change order, deposited with Lessor the amount by which such change order increases the total Construction Cost; To allow all such contracts to be subject to the approval of Lessor for its loan purposes; To allow Lessor to take advantage of all the rights and benefits of the contracts upon any default by Lessee; and to submit evidence to Lessor that both the Architect and the Contractors will permit Lessor to acquire Lessee's interest under their respective contracts and the Contract Documents without additional charge or fee should an event of default occur hereunder, which default is not cured within applicable notice and cure periods.

15.ENFORCE PERFORMANCE OF SUB-CONTRACTS - To enforce, or cause to be
enforced,   the  prompt  performance  of  the  Sub-Contracts   in
accordance with their terms and not to approve any changes in the same that in the aggregate or singularly result in a net increase in excess of 10% of the original General Contractor's contract amount without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, provided Lessee's right to enter into any such change order shall be on the same terms set forth in Section 14 above.

16.COMPLIANCE WITH RULES - To comply with, and to require the Contractors to comply with, all rules, regulations, ordinances and laws bearing on the conduct of the work on the Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any applicable supervising boards of fire underwriters.

17.OPINIONS OF COUNSEL - To furnish such opinions of counsel as may be reasonably requested of the Lessee in connection with the matters contemplated by this Agreement.

18.SOIL TESTS - To provide the Lessor with a soil report prepared by an acceptable engineer certifying as to the status of the soil conditions on the Leased Premises, the need or lack of need for special pilings and foundations and that either any pilings and foundation necessary to support the Improvements have been placed in a manner and quantity sufficient to provide the required support or that no such pilings and foundations are necessary for the support and construction of the Improvements.

19.MARKETABLE TITLE - To execute and deliver or cause to be executed and delivered such instruments as may be required by the Lessor and Title to provide Lessor with a marketable, valid title to the Leased Premises subject only to such exceptions to title as may be reasonably approved by Lessor.

20.VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS - Lessee will permit no violations nor commit the same, of any federal or state law or municipal ordinance or order or requirement of the State in which the Leased Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Leased Premises, which violations in any way have a material adverse affect on the Leased Premises and which remain uncured after notice by such governmental authority or department (if notice is required) and the expiration of the time within which Lessee may cure such violation, or if no time limitation is specified, within a reasonable time after notice to cure such violation .

21.COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - The Plans and Specifications and construction pursuant thereto and the use of the Leased Premises contemplated thereby will comply with all governmental laws and regulations and requirements, zoning ordinances, standards, and regulations of all governmental bodies exercising jurisdiction over the Leased Premises, including environmental protection and equal employment regulations, and appropriate supervising boards of fire underwriters and similar agencies.

22.APPROVAL OF PLANS AND SPECIFICATIONS - The Plans and Specifications will conform to the requirements and conditions set out by applicable law or any effective restrictive covenant, and to all governmental authorities which exercise jurisdiction over the Leased Premises or the construction thereon.

23. NOTICE OF COMMENCMENT\FURNISHING - To provide Lessor prior to the initial request for a Disbursement, with a copy of the Notice of Commencement and any amendments thereto prepared in accordance with Ohio Statute and to be recorded with the County Recorder's Office where the Leased Premises are situate immediately following the recording of the Memorandum of Lease between the parties hereto. Lessee shall post and keep posted the Notice of Commencement and all amendments thereto in a conspicuous place on the Leased Premises during the course of construction of the Project. Lessee further represents and warrants to timely comply with all provisions of Ohio Statute respecting keeping the Leased Premises free of mechanic's liens and failure to do so shall be deemed an Event of Default as defined under the Net Lease Agreement and this Agreement. Lessee shall provide Lessor with a copy of each Notice of Furnishing (as defined in Ohio Statute) received by Lessee during the course of construction of any Improvements on the Leased Premises.

                          ARTICLE VII
             CONDITIONS PRECEDENT TO A DISBURSEMENT

It shall be a condition precedent to each Disbursement under this Development Financing Agreement that:

1.  DEVELOPMENT  FINANCING DOCUMENTS - The Development  Financing
Documents shall have been duly executed and delivered to Lessor and shall be in full force and effect.

2. LESSEE EQUITY - Lessee shall have paid all of the Lessee Equity funds into the Project before the first Disbursement (or any subsequent Disbursement if additional Lessee Equity should be required) and Lessee shall deliver evidence of such payment reasonably satisfactory to Lessor.

3. DEVELOPMENT FINANCING BALANCE - As of the date immediately prior to any Disbursement, the total amount of unadvanced proceeds of
the   Development   Financing  shall  be   sufficient,   in   the
commercially reasonable opinion of Lessor (the opinion of Lessor being based upon affidavit of the General Contractor, the Project Architect, the Inspecting Architect, or other reliable licensed third party contractor) to complete the Improvements free of liens. To the extent the total of the unadvanced proceeds of the Development Financing shall be insufficient, at any time, in Lessor's reasonable opinion, (based upon the affidavit as set forth above) to complete the Improvements, or be less than the total Construction Costs not yet paid for or not yet incurred
(including interest accruing for the remainder of the term or extensions thereof, if any), the Lessee shall immediately deposit with the Lessor or with Title, as additional Lessee Equity funds, an amount equal to such deficiency and such additional Lessee Equity funds shall be disbursed by LTIC-CDD prior to the Disbursement of any further advance or advances under this Agreement.

4. NO DEFAULT - No event of default, which remains uncured after the expiration of applicable cure periods, shall exist under this Agreement or the Development Financing Documents.

5. REPRESENTATIONS AND WARRANTIES - The representations and warranties in Article V hereof shall be true and correct on and as of the date of each Disbursement.

6. COVENANTS - Lessee shall have complied with all of the covenants made by it in Article VI hereof.

7. SWORN CONSTRUCTION STATEMENT - Prior to the initial disbursement hereunder, the Lessee shall have submitted to Lessor and Title a Construction Cost Statement or the Construction Contract (if such
information  is  contained  therein)  sworn  to  by  Lessee   and
Contractors reflecting all major Sub-Contractors or materialmen who shall then be engaged in furnishing labor, materials or supplies for the Improvements. The list should show the name of each and every Contractor, Sub-Contractor and materialman (or at least such entities or individuals whose contract is in excess of $5,000), its address and an estimate of the dollar value of the work, labor and materials to be done or supplied and a general statement of the nature of the work to be done or materials to be supplied by each Contractor. Thereafter, if such list should
change   or  new  subcontractors  shall  execute  contracts   not
reflected on the above list, the Lessee shall furnish to the Lessor any amendments or additions to the original statement as so submitted.

8.  APPLICATION  FOR  PAYMENT - Lessor  shall  have  received  an
Application for Payment pursuant to Article VIII hereof.

9. TITLE - Title shall issue its endorsement to the title policy insuring the Lessor as fee owner under the policy in the aggregate amounts of all prior Disbursements and the requested
Disbursement.

10.WORK IN PLACE - All work or materials for which a Disbursement is
requested   shall   be  in  place  and  incorporated   into   the
Improvements.

11. AMENDED NOTICE OF COMMENCEMENT - Lessee shall provide Lessor with any amended Notice of Commencement filed in accordance with Ohio Statue, and any Notice of Furnishing (as defined in Ohio Statute) received by Lessee during the course of construction of any Improvements on the Leased Premises.

                          ARTICLE VIII
   METHODS OF DISBURSEMENTS OF DEVELOPMENT FINANCING PROCEEDS

The Development Financing shall be disbursed (a "Disbursement") as follows:

1. PROCEDURE - Not more often than monthly, Lessee may submit an Application for Payment in the form attached hereto as Exhibit "C" requesting the Disbursement of proceeds under the Development Financing, which request shall be submitted to Lessor and to LTIC-CDD at least five (5) business days prior to the date on which a Disbursement is requested. Provided the conditions of this Development Financing Agreement are met on the date requested for such advance, Lessor shall advance to LTIC-CDD amounts certified to be currently payable by Lessee (excluding the retainage hereinafter specified) for the then incurred portion of Total
Construction Costs pursuant to the Application for Payment.   All
costs shall have been approved in writing by the Project Architect, Lessee, Contractor, and if required by Lessor, by the
Inspecting  Architect.   All  interest  accruing  need   not   be
disbursed  to  LTIC-CDD, but may be immediately and automatically
credited  by Lessor to the Development Financing account.   LTIC-
CDD  shall  disburse  all  funds advanced  to  it  by  Lessor  in accordance  with the terms and provisions of this  Agreement  and
any  special  escrow  requirements  imposed  by  LTIC-CDD  as   a
condition  to its acting as the disbursing agent hereunder.   The
disbursed proceeds of the Development Financing shall bear interest from and including the date of disbursement to LTIC-CDD or the date of credit by Lessor provided that in the event LTIC-CDD shall fail to disburse any advances within five (5) business days after the date set for an advance, LTIC-CDD shall return said advance to Lessor and interest on such advance shall abate from and after the date of such return. Any amounts disbursed to LTIC-CDD and returned by LTIC-CDD to the Lessor shall not be deemed to be advanced under the Development Financing Documents. Each Application for Payment shall clearly set forth the amounts due to Lessee and to each Contractor out of the requested Development Financing and shall be accompanied by the following:

      a. A Draw Request Certificate in the form attached hereto as Exhibit "D" certifying that each contractor or materialman for which payment is requested in the relevant Application for Payment has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contract; that all work for which an Application for Payment is made substantially conforms to the Contract Documents and any approved changes, and is in place; and that sufficient funds remain of the undisbursed Development Financing proceeds to complete the Project and that all funds previously disbursed have been applied as per the previous Application for Payment.

       b. Waivers of Mechanics' Liens and Materialmen's Liens executed by all Contractors for all work done and all materials furnished to the Leased Premises and included in such current Application for Payment, or evidence reasonably required by Title to insure over the same by special specific endorsement, or such other releases of lien pursuant to bonding or otherwise to prevent such liens from attaching to the Leased Premises.

       c. Waivers of Mechanics' Liens and Materialmen's Liens executed by all Sub-Contractors and workmen and materialmen for all work done and all materials furnished to the Leased Premises and included in the immediately preceding Application for Payment, or evidence reasonably required by Title to insure over the same by special specific endorsement, or such other releases or lien pursuant to bonding or otherwise to prevent such liens from attaching to the Leased Premises.

       d. Such other supporting evidence, including invoices and receipts as may be requested by Lessor or LTIC-CDD to substantiate all payments which are to be made out of the Disbursement or to substantiate all payments then made in respect to the Project.

2. INTEREST ADVANCE - If interest has accrued on the Development Financing and is unpaid or fees are payable to the Lessor hereunder, Lessor shall be, and hereby is, authorized at any time to advance to itself from the proceeds of the Development Financing the total amount of such accrued interest and fees, whether or not an Application for Payment has been submitted by the Lessee and the same shall be deemed to be an advance of the proceeds of the Development Financing under this Agreement in the same manner and with the same effect as if advanced under the provisions above. It is understood Lessor may establish an automatic interest reserve whereby Lessor may withdraw from the Development Financing account on a regular basis the accrued interest on the Development Financing and credit the Development Financing balance with the same.

3. ASSESSMENT AND TAX ADVANCE - As taxes and assessments become due
on   the  Leased  Premises,  Lessor  shall  be,  and  hereby  is, authorized to advance to itself automatically from the proceeds of the Development Financing, the total amount of such taxes and assessments and the same shall be deemed to be an advance of the proceeds of the Development Financing under this Agreement in the same manner and with the same effect as if advances under the provisions above, if not previously paid before due pursuant to Lessee's obligations under the Lease.

4. DISBURSE UNDER DEVELOPMENT FINANCING DOCUMENT - All sums advanced and disbursed hereunder shall be disbursed under and shall be secured by the Development Financing Documents.

5. PAYMENTS TO SUBCONTRACTORS - In its reasonable discretion LTIC-
CDD   may   make  payments  directly  to  any  subcontractor   or
materialman.

6. RETAINAGE - Each Disbursement shall be limited to an amount equal to ninety percent (90%) of the value, exclusive of Contractor's profit and overhead, of the materials and labor furnished to the Leased Premises and the balance (herein called the Retainage) shall be retained by Lessor, provided that thirty (30) days after
completion   by   each  subcontractor  or  materialman   of   his
subcontract Lessor will disburse to such party, or to the Contractor on behalf of such party the Retainage withheld from said party, provided that as a condition to such disbursement the Lessee and Project Architect and the Inspecting Architect shall certify to Lessor the date that such Party's subcontract has been fully and satisfactorily completed and the subcontractor or materialmen shall have supplied Title with satisfactory final lien waivers, including final lien waivers for any of its submaterialmen or sub- contractors and the requirements of any bonding company issuing the Bonds shall have been fulfilled. Any Retainage due the Contractor for work performed or materials furnished by the Contractor and the final balance of Contractor's profit and overhead shall be disbursed on the Final Disbursement Date pursuant to Article IX hereof. Contractor's profit and overhead shall be disbursed based upon and in proportion to the percentage of completion of the Project, or amounts payable under the Construction Contract for work actually performed, whichever is less, as certified by the Project Architect.

                           ARTICLE IX
              FINAL DEVELOPMENT FINANCING BALANCE

Unless and until Lessor and Lessee have entered into a mutually satisfactory escrow holdback and undertaking agreement to, inter alia, complete the Improvements and otherwise satisfy the requirements of this Article IX, at no time and in no event shall Lessor be obligated to disburse the balance of the proceeds of the Development Financing, including any Retainage until the date the following have been satisfied (the "Final Disbursement Date"):

1. Lessor shall have received reasonably satisfactory evidence of the final completion of the Improvements in substantial accordance with the Contract Documents and the Certificate of Final Completion from the Project Architect accepted by the Contractor and Lessee.

2. Lessor shall have received satisfactory as-built surveys reflecting the final location of the Improvements as fully completed on the Leased Premises in accordance with the Contract Documents, said survey to be prepared by a registered or licensed surveyor bearing his registry number, certifying to Lessor as to the legal description of the Leased Premises and showing all Improvements located on the Leased Premises and indicating the street address of the Improvements, absence of any encroachments on the Leased Premises or from the Leased Premises onto adjacent land, showing all access points, and showing conformance to all set back requirements and delineating all utility easements that are specifically legally described, rights of way and other matters affecting the Leased Premises, and certifying as to the total acreage of the land, the exterior dimensions of the Improvements, and the number of parking spaces, if any, and such other matters as Lessor may reasonably request.

3. Lessor shall have received a requisite affidavit of the Lessee, Contractor and Project Architect, and approved by the Inspecting
Architect certifying as to the final cost of the Improvements.

4. Title shall have been furnished with such final lien waivers sufficient in the opinion of Title to dissolve any possible Mechanic's and Materialman's Liens affecting title to the Leased Premises or Lessee shall have provided a bond or other security sufficient to remove the lien as an encumbrance upon title to the Leased Premises and Title shall have issued its endorsements to the title policy increasing the insured coverage to the full amount of all sums disbursed under this Development Financing Agreement.

5. Lessor shall have received evidence that all of the terms, provisions and conditions on the part of the Lessee to be performed or caused to be performed hereunder and under the Lease, including but not limited to obtaining casualty insurance for the full insurable value of the Improvements, have been fulfilled to the satisfaction of Lessor.

6. Lessor shall have received a Final Certificate of Occupancy issued by the appropriate governmental authority covering the Improvements and a Certificate of Substantial Completion from the Project Architect indicating that the Improvements as built comply with all building codes and zoning ordinances, including any plat requirements or requirements of recorded operating covenants or agreements affecting the Leased Premises.

7. All remaining uncompleted "punch list" items shall have been satisfactorily completed.

8. The requirements of all bonding companies, if any, with respect to release of retainage shall have been met.

9. An amendment to the Lease shall be executed by Lessee and Lessor setting forth the date the first Lease Year shall end and the Rent for the balance of the first Lease Year, and evidencing the satisfaction and termination of this Agreement.

                           ARTICLE X
                       EVENTS OF DEFAULT

An "event of default" shall be deemed to have occurred hereunder and under the Lease, if:

1. DEFAULT UNDER DEVELOPMENT FINANCING DOCUMENTS - Any default or event of default occurs (which remains uncured after the expiration of any applicable cure period as may be set forth in any Development Financing Document) under any of the Development Financing Documents as defined therein; or

2. FAILURE TO COMPLETE CONSTRUCTION - Lessee shall fail for any reason, except Lessor's wrongful refusal to fund the Development Financing pursuant to the terms hereof, to substantially complete the construction of the Improvements by the Completion Date; or

3. BREACH OF AGREEMENT - Lessee breaches or fails to perform, observe or meet any covenant or condition of this Agreement, provided, however, with respect to non-monetary defaults hereunder, Lessee shall have twenty days after notice from Lessor to cure such non-monetary default, or if such default (but for the payment of monies) cannot be cured within twenty days, such longer time as may be reasonably necessary to effect a cure if Lessee is diligently pursuing a course of conduct reasonably designed to cure the default.; or

4. BREACH OF WARRANTY - Any warranties made or agreed to be made in any of the Development Financing Documents or this Agreement shall be breached by Lessee or shall prove to be false or misleading, and the same shall not be cured or made to be true and correct within the applicable cure periods; or

5. FILING OF LIENS AGAINST THE LEASED PREMISES - Any lien for labor, material, taxes or otherwise shall be filed against the Leased Premises and such lien shall not be promptly paid, released, contested in an appropriate forum, or bonded over to Lessor's
reasonable   satisfaction  before  the  lien   shall   materially
adversely affect Lessor's interest in the Premises; or

6. LITIGATION AGAINST LESSEE - Any suit shall be filed against Lessee, and is not resolved within 120 days and, which if adversely determined, could substantially impair the ability of Lessee to perform each and every one of its obligations under and by virtue of the Development Financing Documents; or

7. LEVY UPON THE LEASED PREMISES - A levy be made under any process on the Leased Premises and such levy shall not be promptly Bonded over prior to the execution of such levy; or

8. TRANSFER OF LEASED PREMISES - Lessee shall without the prior written consent of Lessor, voluntarily or by operation of law, sell, transfer, convey or encumber all or any part of its interest in the Leased Premises or in any of the personalty located thereon, or used or intended to be used in connection therewith; or

9. ABANDONMENT - Lessee abandons the project or delays or ceases work thereon for a period of fifteen consecutive (l5) days, or delays construction or suffers construction to be delayed for any period of time for any reason whatsoever so that completion of Improvements cannot be accomplished in the judgment of Lessor on or before the Completion Date, subject to force majeure; or

10.BANKRUPTCY - Lessee shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment, or similar relief under any present or future bankruptcy or insolvency statute, law or
regulation,  or  shall  file  an  answer  admitting  to  or   not
contesting the material allegations of a petition filed against it in any such proceedings, or shall not have the same dismissed or vacated, or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not after the appointment without the consent or acquiescence of it of a trustee, receiver, or liquidator of any material part of its properties have such receiver, liquidator or appointment vacated; or

11.EXECUTION LEVY - Execution shall have been levied against the Leased Premises or any lien creditors commence suit to enforce a judgment lien against the Leased Premises or such action or suit shall have been brought and shall not be immediately bonded over and shall continue unstayed and in effect for a period of more than 120 consecutive days; or

12.ATTACHMENT - Any part of the Lessor's commitment to make the advances hereunder shall at any time be subject or liable to attachment or levy at the suit of any creditor of the Lessee or at the suit of any subcontractor or creditor of the Contractor and shall remain unstayed prior to the time Lessor shall be obligated to comply with the same.


                           ARTICLE XI
                       REMEDIES OF LESSOR

Lessee hereby agrees that the occurrence of any one or more of the events of default set out in Article X hereof, shall also constitute  an  event of default under each  of  the  Development
Financing   documents,  thereby  entitling  Lessor,   after   the
expiration of any applicable cure period, at its option, to proceed to exercise any or all of the following remedies:

1. EXERCISE OF REMEDIES - To exercise any of the various remedies provided in any of the Development Financing Documents, including the acceleration of the Put described in Articles XIV hereof;

2. CUMULATIVE RIGHTS - Cumulatively to exercise all other rights, options and privileges provided by law;

3. CEASE MAKING ADVANCES - To refrain from making any advances under this Agreement but Lessor may make advances after the happening of any such event without thereby waiving the right to refrain from making other further advances or to exercise any of the other rights Lessor may have.

4. RIGHTS TO ENTER - To require Lessee to vacate the Leased Premises and permit Lessor (whether prior to the exercise of the Put or during any period prior to the closing of the sale pursuant to the Put;

   (a)  To enter into possession;

   (b)                  To perform or cause to be performed any
and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications;

   (c)  To employ security watchmen to protect the Leased Premises;
and

   (d) To disburse that portion of the Development Financing Proceeds not previously disbursed (including any Retainage) to the extent necessary to complete the construction of the Improvements in accordance with the Contract Documents and if the completion requires a larger sum than the remaining undisbursed portion of the Development Financing, to disburse such additional funds, all of which funds so disbursed by Lessor shall be deemed to have been disbursed to Lessee. For this purpose, Lessee hereby consents upon an uncured default by Lessee after the expiration of any applicable notice and cure period, to the Lessor taking the following actions, or not, in Lessor's reasonable discretion: to complete the construction of the Improvements in the name of the Lessee, and hereby empowers Lessor to take all actions necessary in connection therewith including but not limited to using any funds of Lessee including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the said portion of the Improvements in the manner called for by the Contract Documents; to make such additions and changes and corrections in the Contract Documents which shall be necessary or desirable to complete the said portion of the Improvements in substantially the manner contemplated by the Contract Documents; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against said Leased Premises, or may be necessary or desirable for the completion of the said portion of the Improvements or the clearance of title to the Leased Premises; to execute all applications and certificates in the name of Lessee which may be required by any construction contract and to do any and every act with respect to the construction of the said portion of the Improvements which Lessee may do in its own behalf. Lessor shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the said portion of the Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Lessee hereby assigns and quitclaims unto Lessor all sums to be advanced hereunder including Retainage. Any funds so disbursed or fees or charges so incurred shall be included in any amount necessary for the Lessee to pay pursuant to the Put.

       (e)                    To   discontinue  making   advances
hereunder to the Lessee and to terminate Lessor's obligations under this Agreement.

5. RIGHTS NON CUMULATIVE - No right or remedy by this Agreement or by any Development Financing Document or instrument delivered by the Lessee pursuant hereto, conferred upon or reserved to the Lessor shall be or is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy or now or hereafter arising at a law or in equity or by statute. Except as Lessor may hereafter otherwise agree in writing, no waiver by Lessor or any breach by or default of Lessee of any of its obligations, agreements, or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other obligation, agreement or covenant, nor shall any forbearance by Lessor to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such a breach, nor shall Lessor be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement.

6. EXPENSES - The Development Financing and this Agreement and the
performance   by  the  Lessor  or  Lessee  of  their  obligations
hereunder shall be without cost and expense to the Lessor, all of which costs and expenses the Lessee agrees to pay and hold Lessor harmless of and payment of which shall be secured by the Development Financing Documents. Specifically, Lessee agrees to pay all title charges, surveyor's fees, appraisals, loan fees and attorney's fees and costs and the like incurred in connection with this Agreement.

                          ARTICLE XII
              GENERAL CONDITIONS AND MISCELLANEOUS

The following conditions shall be applicable throughout the term of this Agreement:

1. RIGHTS OF THIRD PARTIES - All conditions of the obligations of Lessor hereunder, including the obligation to make disbursements are imposed solely and exclusively for the benefit of Lessee, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lessor will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lessor at any time if in its sole discretion it deems it desirable to do so. In particular, Lessor makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. In this connection, Lessee agrees to and shall indemnify Lessor from any liability, claims or losses resulting from the disbursement of the Development Financing proceeds or from the condition of the Leased Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Development Financing made by Lessor to Lessee in connection therewith, except for Lessor's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

2. EVIDENCE OF SATISFACTION OF CONDITIONS - Any condition of this Agreement which requires the submission of evidence of the existence or non- existence of a specified fact or facts implies as a condition the existence or non- existence, as the case may be, of such fact or facts, and Lessor shall, at all times, be free independently to establish to its reasonable satisfaction such existence or non-existence.

3.  ASSIGNMENT - Lessee may not assign this Development Financing
Agreement or any of its rights or obligations hereunder without the prior written consent of Lessor.

4. SUCCESSORS AND ASSIGNS - Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Lessee or by or on behalf of the Lessor shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

5. HEADINGS - The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6. INVALID PROVISIONS TO AFFECT NO OTHERS - If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

7. NUMBER AND GENDER - Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

8. AMENDMENTS - Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9. NOTICES - Any notice which any party hereto may desire or may be required to give to any of the parties shall be in writing and the mailing thereof by certified mail, or equivalent, to the respective parties' addresses set forth herein above or to such other place such party may by notice in writing designate as its address shall constitute service of notice hereunder.

10.GOVERNING LAW - This Development Financing Agreement is made and executed pursuant to and is intended to be governed by the laws of the State where the Leased Premises are located.

11. FORCE MAJEURE - Anything in this Agreement to the contrary notwithstanding, Lessee shall not be deemed in default with respect to the performance of any of the terms, provisions, covenants, and conditions of this Agreement (except for the payment of all other monetary sums payable hereunder, to which the provisions of this Section shall not apply), if the same shall be due to any strike, lockout, civil commotion, warlike operations, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, impracticability of obtaining any materials or labor (except due to the payment of monies), shortage or unavailability of a source of energy or utility service, Act of God, casualty, adverse weather conditions, or any cause beyond the reasonable control of Lessee (except due to the payment of monies). Provided, however, in order to invoke the extension of the Completion Date afforded by this section, Lessee shall notify Lessor in writing within five days of the occurrence of such force majeure, and in any event the Completion Date shall be extended as a result of such occurrence no more than reasonably necessary and in no event no more than 90 days.

                          ARTICLE XIII
  DAMAGE, DESTRUCTION, CONDEMNATION, USE OF INSURANCE PROCEEDS

   1. DAMAGE OR DESTRUCTION OF THE LEASED PREMISES. Lessee will give the Lessor prompt notice of any damage to or destruction of the Leased Premises and in case of loss covered by policies of insurance the Lessor (whether before or after the exercise of the Put if Lessee be in default hereof) is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, that the Lessee may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of $50,000.00. Any expense incurred by the Lessor in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Lessor) shall be reimbursed to the Lessor first out of any proceeds. The proceeds or any part thereof shall be applied to reduction of the Put Price, which Put may then be exercised by Lessor, without the application of any prepayment premium, or to the restoration or repair of the Leased Premises, the choice of application to be solely at the discretion of Lessor.

   2. CONDEMNATION. Lessee will give the Lessor prompt notice of any action, actual or threatened, in condemnation or eminent
domain   affecting  the  Leased  Premises  and  hereby   assigns,
transfers, and sets over to the Lessor the entire proceeds of any award or claim for damages for all or any part of the Leased Premises taken or damaged under the power of eminent domain or condemnation, the Lessor being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such
proceeds.   Lessee  will not enter into any agreements  with  the
condemning  authority permitting or consenting to the  taking  of the Leased Premises unless prior written consent of Lessor is obtained. Any expenses incurred by the Lessor in intervening in such action or collecting such proceeds shall be reimbursed to the Lessor first out of the proceeds. The proceeds or any part thereof shall be applied to reduction of the Put Price, which Put may then be exercised by Lessor, without the application of any prepayment premium, or to the restoration or repair of the Leased
Premises,  the  choice  of  application  to  be  solely  at   the
discretion of Lessor.

    3. DISBURSEMENT OF INSURANCE AND CONDEMNATION PROCEEDS. Any restoration or repair shall be done under the supervision of an architect acceptable to Lessor and pursuant to plans and specifications approved by the Lessor. Subject to paragraph 4 below, in any case where Lessor may elect to apply the proceeds to repair or restoration or permit the Lessee to so apply the proceeds they shall be held by Lessor for such purposes and will from time to time be disbursed by Lessor to defray the costs of such restoration or repair under such safeguards and controls as Lessor may reasonably require to assure completion in accordance with the approved plans and specifications and free of liens or claims. Lessee shall on demand deposit with Lessor any sums necessary to make up any deficits between the actual cost of the work and the proceeds and provide such lien waivers and completion bonds as Lessor may reasonably require. Any surplus which may remain after payment of all costs of restoration or repair shall be applied against the rent then most remotely to be paid, whether due or not, without application of any prepayment premium or credit.

   4. LESSOR TO MAKE PROCEEDS AVAILABLE. In the event of insured damage to the improvements or in the event of a taking by condemnation of only a portion of the improvements or land area of the Leased Premises, and provided, the portion remaining can with restoration or repair continue to be operated for the purposes utilized immediately prior to such damage or taking, and if the appraised value of the Leased Premises after such restoration or repair shall not have been reduced, and provided further, no event of default exists under this Agreement after the expiration of any applicable cure periods and Lessee is diligently pursuing a course of conduct reasonably designed to cure such default, and the Lessee certified to Lessor their intention to remain in possession of the Leased Premises without any abatement or adjustment of rental payments, the Lessor agrees to make the proceeds available to the restoration or repair of the improvements on the Leased Premises in accordance with the provisions of paragraph 3 hereof.

                          ARTICLE XIV
                   MANDATORY PUT UPON DEFAULT

   Should Lessee commit an event of Default under this Agreement or any Development Financing Document (after the expiration of any applicable notice and cure period) ("Uncured Default"), Lessor shall have the following rights:

   Upon an Uncured Default, or damage or destruction or condemnation of the Leased Premises not addressed by paragraph XIII (4), if Lessor elects to exercise the following option, Lessee shall purchase the Leased Premises from Lessor subject to the following terms and conditions:

                            A. The purchase price at which Lessor
     shall sell the Leased Premises to Lessee, shall be the total amount of Initial Disbursed Funds disbursed by Lessor to acquire the Leased Premises at the Closing Date (as defined in the Commitment), plus the total amount of funds disbursed pursuant to this Agreement, plus all accrued interest and incurred expenses of Lessor fundable pursuant to this Agreement, plus all reasonable costs of collection and enforcement of the terms hereof.

                            B. At such time as Lessor shall elect
     to sell the Leased Premises, Lessor shall give Lessee written notice of its intent to exercise its option to sell the Leased Premises to Lessee, including in such notice Lessor's calculation of the Purchase Price through the actual closing of the sale of the Leased Premises to Lessee pursuant to the terms hereof (the "Sale Date"), which shall be sixty days from such notice by Lessor. Lessee shall on or before the Sale Date deliver the purchase price as set forth in subparagraph (A) of this Article to Lessor. Upon such delivery, which shall be preceded by ten (10) days notice to Lessor, Lessor shall deliver to Lessee a warranty deed and appropriate affidavits evidencing that Lessor transfers the Leased Premises to Lessee subject to restrictions, easements or other encumbrances upon title existing as of the date of delivery, if any, except to the extent, if any, placed of record or caused by Lessor. The purchase price to be paid to Lessor shall be a net amount. All expenses in connection with the transfer of the Leased Premises, including, but not limited to appraisal fees, title insurance, recording fees, documentary stamps, conveyance tax, title evidence, and all other closing costs, shall be paid by the Lessee. The purchase price shall be paid by Lessee in cash to Lessor concurrently with the conveyance of the Leased Premises by the Lessor to the Lessee. If Lessor elects to sell the Leased Premises to Lessee pursuant to the terms hereof, the Leased Premises shall be conveyed by the Lessor to the Lessee "As Is".

   If Lessee shall fail to pay the Purchase Price on or before the Sale Date, Lessor may terminate the Lease, and sell the Leased Premises to any third party purchaser. Lessor may then send Lessee notice of the shortfall (the "Deficiency"), if any, between the amount of the net proceeds received by Lessor in such sale, and the total amount of Initial Disbursed Funds disbursed by Lessor to acquire the Parcel at the Closing Date (as defined in the Commitment), plus the total amount of funds disbursed pursuant to this Agreement, plus all accrued interest and incurred expenses of Lessor fundable pursuant to this Agreement, plus all reasonable costs of collection and enforcement of the
terms  hereof.   Lessee shall immediately upon  receipt  of  such
notice of Deficiency remit the amount of the Deficiency in good funds to Lessor.

    Lessor's rights under this Mandatory Put shall expire on the Final Disbursement Date when the amendment to the Lease has been executed by all parties as set forth in Article IX hereof.




                           ARTICLE XV
          RENT, INTEREST, AND RENTAL MODIFICATION DATE

1. Rent shall be payable by Lessee and calculated as follows, on the funds advanced by Lessor on the Closing Date for the purchase of the land and related closing costs (the "Initial Disbursed Funds"): Rent shall accrue in the amount of $3,568.81 per month absent an uncured Default by Lessee; absent an uncured Default,
accrued   rent   during  the  period  of  construction   of   the
Improvements  shall  not be payable until the Final  Disbursement
Date.    Upon  the occurrence of an uncured Default, all  accrued
rent shall be immediately due and payable.

    On the Rental Modification Date, if not otherwise in default hereunder, Lessee shall begin paying Rent by the first of each month (prorata for the balance of any partial month in which the Rental Modification Date occurs, payable with the first such adjusted Rent payable on the first day of the first full month following the Rental Modification Date) in the amount of $4,303.56 per month out of pocket. On the Final Disbursement Date, absent an Uncured Default, Rent shall be adjusted and documented by the lease amendment contemplated in Article IX hereof and paid to Lessor as described in Article F. of the Commitment.

   2. Disbursed proceeds of the Development Financing shall accrue interest at a rate of eight and one-half percent (8.5%) per annum, which interest shall accrue unpaid unless advanced by Lessor to itself, or Lessee shall default hereunder, which
default  shall  remain  uncured  after  the  expiration  of   any
applicable notice and cure period. However, one hundred and twenty days (120) from the date hereof, (the "Rental Modification
Date"),   Lessee   shall  begin  making   monthly   payments   of
subsequently accruing interest at the rate of 10.25% per annum out of pocket ("Out of Pocket Invoiced Interest") within 5 days after invoice from Lessor.

    3. Upon the occurrence of an event of default which remains uncured after the expiration of applicable notice and cure periods, disbursed proceeds of the Development Financing shall accrue interest at a rate of Fifteen Percent (15.0%) per annum, or the highest rate allowed by law, whichever is less, and the rental rate on the Initial Disbursed funds shall increase to Fifteen Percent (15.0%) per annum, or the highest rental rate allowed by law, whichever is less.




                          ARTICLE XVI
                     COUNTERPART EXECUTION

    Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

   IN WITNESS WHEREOF, Lessee and Lessor have hereunto caused these presents to be executed on the date first above written.

        Tumbleweed, LLC, a Kentucky Limited
        Liability Company

        By: /s/ James Mulrooney
        Its: Executive VP & CFO

        By: /s/ John Butorac
        Its: President

   [Lessor's Signature appears on following page.]





   AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP

        By: AEI Fund Management XVIII, Inc.

        By: /s/ Robert P Johnson
                Robert P. Johnson, President





                              EXHIBIT A


PARCEL I

SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF COLUMBUS, QUARTER TOWNSHIP 4, TOWNSHIP 1, RANGE 16, UNITED STATES MILITARY LANDS, AND BEING 1.169 ACRES OF LAND ALL OUT OF THAT
1.915 ACRE TRACT AS CONVEYED TO BROAD STREET RETAIL, LLC BY DEED OF RECORD IN INSTRUMENT NUMBER 19970300131362, ALL REFERENCES REFER TO THE RECORDS OF THE RECORDER'S OFFICE, FRANKLIN COUNTY, OHIO, AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS
FOLLOWS:

BEGINNING,  FOR REFERENCE, AT AN IRON PIN SET AT THE INTERSECTION
OF  THE  SOUTHERLY RIGHT-OF-WAY LINE OF EAST BROAD STREET  (STATE
ROUTE 16) WITH THE EASTERLY RIGHT-OF-WAY LINE OF ROSE HILL ROAD;

THENCE NORTH 81 DEG. 48' 10" EAST, WITH SAID SOUTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 1259.07 FEET TO AN IRON PIN SET AT THE NORTHEASTERLY CORNER OF A 21.979 ACRE TRACT AS CONVEYED TO BROAD STREET RETAIL, LLC OF RECORD IN INSTRUMENT NUMBER 19970300131357 AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION;

THENCE  NORTH 81 DE. 48' 10" EAST, CONTINUING WITH SAID RIGHT-OF-
WAY LINE, A DISTANCE OF 217.00 FEET TO AN IRON PIN SET;

THENCE SOUTH 8 DEG. 11' 50" EAST, WITH A NEW DIVISION LINE ACROSS SAID 1.915 ACRE TRACT, A DISTANCE OF 222.34 FEET TO AN IRON PIN SET IN THE NORTHERLY LINE OF A 1.835 ACRE TRACT AS CONVEYED TO BROAD STREET RETAIL, LLC, OF RECORD IN INSTRUMENT NUMBER 19970300131365;

THENCE SOUTH 75 DEG. 25' 05" WEST, PARTLY WITH THE NORTHERLY LINE
OF  SAID  1.835 ACRE TRACT AND PARTLY WITH THE NORTHERLY LINE  OF
SAID 21.979 ACRE TRACT, A DISTANCE OF 165.47 FEET TO AN IRON  PIN
SET;

THENCE  SOUTH 73 DEG. 19' 45" WEST, CONTINUING WITH THE NORTHERLY
LINE  OF SAID 21.979 ACRE TRACT, A DISTANCE OF 53.13 FEET  TO  AN
IRON PIN SET AT A CORNER THEREOF;

NORTH  8  DEG. 11' 50" WEST, WITH AN EATERLY LINE OF SAID  21.979
ACRE  TRACT,  A  DISTANCE OF 248.58 FEET TO  THE  TRUE  POINT  OF
BEGINNING AND CONTAINING 1.169 ACRES OF LAND, MORE OR LESS.

THE  BASIS OF BEARING FOR THIS DESCRIPTION IS NORTH 81  DEG.  48'
10" EAST FOR THE CENTERLINE OF EAST BROAD STREET (STATE ROUTE 16)
AS THE SAME IS SHOWN ON FRANLIN COUNTY RIGHT-OF-WAY PLANS FRA-16-
7.79-10.44.

PARCEL II

TOGETHER WITH NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS OVER A CERTAIN 21.979 ACRE PARCEL AS RESERVED IN INSTRUMENT NO. 199710300131357 AND OVER A CERTAIN 0.722 ACRE PARCEL AS CONTAINED IN INSTRUMENT NO. 199710300131362, RECORDER'S OFFICE, FRANLIN COUNTY, OHIO.





                            EXHIBIT B

                       CONSTRUCTION COSTS

                       PROJECT COST BUDGET

                         MARCH 31, 1998


Land and Hard Costs:

Land Acquisition Cost                              $   495,000.00
Building/General Construction                          750,000.00
Construction Contigency -10.0%                          75,000.00

Soft Costs:

Surveys                                                  2,500.00
Appraisal                                                4,000.00
Phase I Environmental                                    2,000.00
TAP Fees                                                 5,000.00
Design Fee-Architect                                     2,500.00
Architect/Engineering                                   32,000.00
Liquor License                                           5,000.00
Title Insurance & Closing Costs (Devlopment Financing)  12,000.00
Development Interest                                    24,500.00
Attorney's Fees-Borrower (Development Financing)         6,000.00
Attorney's Fees- AEI (Development Financing)            12,500.00
AEI Development Commitment Fee 2%*                      29,800.00
AEI Credit Report Fees (Promesa)                           300.00
AEI State Qualification Fees                             1,500.00
AEI Site Inspection Fee                                  1,500.00
Tumbleweed Parcel Development Fee                       15,675.00
Miscellaneous                                           13,225.00

TOTAL PROJECT COST                                  $1,490,000.00


* Total project costs prior to AEI commitment fee is $1,460,200.
The Commitment Fee (rounded) is calculated on the total project cost.




                           Exhibit C

                    APPLICATION FOR PAYMENT

      Tumbleweed, LLC. ("Lessee") hereby requests a disbursement in the amount of______________________ ($____________________)
pursuant to that certain Development Financing Agreement dated effective as of May _____, 1998 by and between Lessee, AEI Real Estate Fund XVIII Limited Partnership ("Lessor"). The amounts requested have been or will be used to pay the items identified on Exhibit "A" attached hereto and made a part hereof.

      After payment of the amounts requested herein, the balance of undisbursed Development Financing proceeds of $_____________________ will be sufficient to complete construction and pay all related project costs currently known and approved by Lessor. In the event of cost overruns which cannot be accounted for by re-allocation among line items, Lessee agrees to contribute the necessary equity to complete construction pursuant to Development Financing Agreement and Development Financing Disbursement Agreement.

     All representations and warranties made by the Lessee in the Development Financing Documents (as defined in the Development Financing Agreement) are true and correct as of the date hereof and Lessee is not in default of any of the provisions thereof.

      The total cost of the items for which Lessor is funding is estimated to be $1,490,000. To date, $______________(exclusive of this request) has been disbursed pursuant to the Development
Financing Disbursing Agreement.

     Dated:______________________________

               Lessee:

                    Tumbleweed,   LLC.,   a
                    Kentucky Limited Liability Company


                    By:
                         Its:








                             Lessee

                          Exhibit D-1
                    DRAW REQUEST CERTIFICATE

     This Certificate made by Tumbleweed, LLC.("Lessee").

                            RECITALS

      WHEREAS, Lessee and AEI Real Estate Fund XVIII Limited Partnership("Lessor") have entered into a Development Financing
Agreement dated effective as of May                   , 1998 (the
"Development Financing Agreement") pursuant to which Lessor agreed to loan $1,490,000 to Lessee for the purpose of constructing a Tumbleweed Restaurant on certain real property described on Exhibit "A" attached to the Development Financing Agreement ("Project"); and

      WHEREAS, Lessee and Contractor have entered into a contract
dated            , 1998, ("Construction Contract"); and

      WHEREAS, the Development Financing Agreement requires the submission to Escrowee and Lessor of this Certificate prior to the advancement of any loan proceeds under the Development
Financing Agreement.

      NOW, THEREFORE, Lessee does hereby certify to Escrowee and Lessor as follows:


        1. This Draw Request for the period from ____________________________, 1998 to _____________________,
1998, showing work completed to date of $ and requesting a current payment of $________________________ relates to costs incurred pursuant to the Construction Contract, and other line items, all as shown on the Development Financing Budget attached to the Development Financing Agreement, and are costs only pertaining to the Project and are included in the Development Financing Agreement.

      2. As of the date of this Draw Request, the balance remaining due for all costs under the Construction Contract, including retainage and approved change orders, to complete the Project after receipt of payments requested herein will be $________________.

      3. As of the date of this Draw Request, the remaining balance due on the Development Financing Agreement as set forth above is sufficient to complete the Project in accordance with the Plans and Specifications (as defined in the Development Financing Agreement) to the degree set forth by the Development Financing Agreement.

    4. That all work covered by this Draw Request has been completed in accordance with the Construction Contract, Plans and Specifications, and any amendments thereto approved by Lessor.

    5.    That  all  work  completed  to  date  conforms  to  the
Construction  Contract,   Plans  and  Specifications,   and   any
amendments thereto approved by Lessor.

    6. That all funds previously disbursed for costs incurred pursuant to the Construction Contract under the Development
Financing Agreement have been applied as provided in all previous
Draw Request Certificates.

    7. That as of the date hereof, to the best of Lessee's knowledge after due inquiry, the Project complies with the requirements of all zoning and building laws, ordinances, regulations and permits; the requirements of all governmental agencies having jurisdiction over the Project; and there is no action or proceeding pending before any court or administrative agency with respect to such laws, ordinances, regulations and/or any certifications or permits issued thereunder.

   Dated this ______ day of ____________________, 1998.


                Lessee:   Tumbleweed, LLC.


                          By:
                          Its


STATE OF                          )
                                  )ss.
COUNTY OF                         )

    I,  _______________________________________________, a Notary
public of the said State and County do hereby certify that _________________________________________ personally appeared before me this day and he is the ____________________________  of
Tumbleweed, LLC., and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _______________________________, on behalf of said limited liability company.

   Witness my hand and official stamp or seal, this ______ day of _________________, 1998.

                                    _____________________________
____________
My commission expires:________    Notary Public







                    CONTRACTOR AND ARCHITECT

                          Exhibit D-2
                    DRAW REQUEST CERTIFICATE

              This          Certificate          made          by
,("Contractor"),                                              AND
("Architect").

                            RECITALS

      WHEREAS, Tumbleweed, LLC. ("Lessee") and AEI Real Estate Fund XVIII Limited Partnership ("Lessor") have entered into a Development Financing Agreement dated effective as of May , 1998 (the "Development Financing Agreement") pursuant to which Lessor agreed to advance $1,490,000 to Lessee for the purpose of constructing a Tumbleweed Restaurant on certain real property described on Exhibit "A" attached to the Development Financing Agreement ("Project"); and

      WHEREAS, Lessee and Contractor have entered into a contract
dated                    , 1998, ("Construction Contract"); and

      WHEREAS, Lessee and Architect have entered into a  contract
dated                     , 1998, ("Architect Contract"); and

      WHEREAS, the Development Financing Agreement requires the submission to Escrowee and Lessor of this Certificate prior to the advancement of any loan proceeds under the Development
Financing Agreement.

      NOW, THEREFORE, Contractor and Architect do hereby certify to Escrowee and Lessor as follows:


        1. This Draw Request for the period from ____________________________, 1998 to _____________________,
1998, showing work completed to date of $ and requesting a current payment of $________________________ relates to costs incurred pursuant to the Construction Contract, and are costs only pertaining to the Project.

      2. As of the date of this Draw Request, the balance remaining due for all costs under the Construction Contract, including retainage and approved change orders, to complete the Project after receipt of payments requested herein will be $________________.

      3. As of the date of this Draw Request, the remaining balance due on the Construction Contract as set forth above is sufficient to complete the Project in accordance with the Plans and Specifications (as defined in the Construction Contract) to the degree set forth by the Construction Contract.

    4. That all work covered by this Draw Request has been completed in accordance with the Construction Contract, Plans and Specifications, and any amendments thereto approved by Lessor.

    5. That each subcontractor or materialmen for which payment is requested in this Draw Request has satisfactorily completed the work or furnished materials for which payment is requested in accordance with the Construction Contract.

    6.    That  all  work  completed  to  date  conforms  to  the
Construction  Contract,   Plans  and  Specifications,   and   any
amendments thereto approved by Lessor.

    7. That all funds previously disbursed for costs incurred pursuant to the Construction Contract have been applied as provided in all previous Draw Request Certificates.

    8. That as of the date hereof, to the best of Contractor's and Architect's knowledge after due inquiry, the Project complies with the requirements of all zoning and building laws, ordinances, regulations and permits; the requirements of all governmental agencies having jurisdiction over the Project; and there is no action or proceeding pending before any court or administrative agency with respect to such laws, ordinances, regulations and/or any certifications or permits issued thereunder.

   Dated this ______ day of ____________________, 1998.

                                  CONTRACTOR:



                                  By:

                                     Its:



                                  ARCHITECT:



                                  By:

                                      Its:

STATE OF                          )
                                  )ss.
COUNTY OF                         )

    I,  _______________________________________________, a Notary
public of the said State and County do hereby certify that _________________________________________ personally appeared before me this day and he is the ____________________________  of
,  a                   corporation,  and that by  authority  duly
given and as the act of the corporation, the foregoing instrument was signed in its name by its _______________________________, on behalf of said corporation.

   Witness my hand and official stamp or seal, this ______ day of _________________, 1998.

                                    _____________________________
____________
My commission expires:________    Notary Public




STATE OF                          )
                                  )ss.
COUNTY OF                         )

    I,  _______________________________________________, a Notary
public of the said State and County do hereby certify that _________________________________________ personally appeared before me this day and he is the ____________________________  of
,  a                   corporation,  and that by  authority  duly
given and as the act of the corporation, the foregoing instrument was signed in its name by its _______________________________, on behalf of said corporation.

   Witness my hand and official stamp or seal, this ______ day of _________________, 1998.

                                    _____________________________
____________
My commission expires:________    Notary Public